CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



First Investors Series Fund II, Inc.
95 Wall Street
New York, New York  10005


We consent to the use in Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A (File Nos. 033-46924 and 811-06618) of our report dated November 1, 2004 relating to the September 30, 2004 financial statements of First Investors Growth & Income Fund, First Investors Value Fund, First Investors Mid-Cap Opportunity Fund, First Investors All-Cap Growth Fund and First Investors Focused Equity Fund, each a series of First Investors Series Fund II, Inc., which are included in said Registration Statement.

                                                   /s/ Tait, Weller & Baker

                                                   TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
JANUARY 28, 2005